Exhibit 3.267
ARTICLES OF INCORPORATION
OF
BAYMED, INC.
     We, the undersigned natural persons of the age of twenty-one (21) years or more, at least two of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such Corporation:
ARTICLE ONE
     The name of the Corporation is BAYMED, INC.
ARTICLE TWO
     The period of its duration is perpetual.
ARTICLE THREE
     The purpose or purposes for which the Corporation is organized are:
     (1) To establish, own, lease, maintain, manage, conduct, carry on and engage in the business of operating hospitals, clinics and nursing homes; and to furnish hospital and clinical services to patients.
     (2) For all lawful purposes to engage in each and every phase of the business of buying or otherwise acquiring, owning, holding, managing and controlling real and personal property of every description, including but not limited to, stock in other corporations; and the business of selling, conveying, mortgaging, pledging, leasing or otherwise disposing of such property or any part thereof, and for such other lawful purposes to which the business of the corporation may be related; subject, however, to the provisions of Part Four of the Texas Miscellaneous Corporation Laws Act.
     (3) To buy, sell and otherwise deal in goods, wares and merchandise.
ARTICLE FOUR
     The aggregate number of shares which the Corporation shall have authority to issue is Ten Thousand (10,000) of the par value of One ($1.00) Dollar each.

ARTICLE FIVE
     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand ($1,000.00) Dollars, consisting of money, labor done or property actually received, which sum is not less than One Thousand ($1,000.00) Dollars.
ARTICLE SIX
     The post office address of its initial registered office is 508 First City National Bank Building, Houston, Texas 77002, and the name of its initial registered agent at such office is Dow H. Heard, Jr.
ARTICLE SEVEN
     The number of Directors constituting the initial Board of Directors is three (3) and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders, or until their successors are elected and qualified are:

GEORGE G. ALEXANDER, M.D.	2302 Perez
Pasadena, Texas

MAX M. DIAMOND, M.D.	1202 Cherokee
Pasadena, Texas

ALAN LAMBERT, M.D.	1812 Leggett
Calena Park, Texas
ARTICLE EIGHT
     The names and addresses of the Incorporators are:

DOW H. HEARD, JR.	12131 Beauregard
Houston, Texas 77024

STERLING B. McCALL, JR.	37 Saddlebrook
Houston, Texas 77024

WILLIS E. GRESHAM	3102 Rice Boulevard
Houston, Texas 77005

     IN WITNESS WHEREOF, we have hereunto set our hands this 19th day of November, 1968.

/s/ Dow H. Heard, Jr. Dow H. Heard, Jr.

/s/ Sterling B. McCall, Jr. Sterling B. McCall, Jr.

/s/ Willis E. Gresham Willis E. Gresham

THE STATE OF TEXAS	:

COUNTY OF HARRIS	:
     I, EVELYN DILLARD, a Notary Public, do hereby certify that on this 19th day of November, 1968, personally appeared before me DOW H. HEARD, JR., STERLING B. McCALL, JR. and WILLIS E. GRESHAM, who, each being by me first duly sworn, severally declared that they were the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

/s/ Evelyn Dillard Notary Public in and for
Harris county, Texas

ARTICLES OF AMENDMENT
BY THE SHAREHOLDERS
TO THE
ARTICLES OF INCORPORATION
OF BAYMED, INC.
     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which amend Article One to change the name of the corporation from BAYMED, INC. to PASADENA BAYSHORE HOSPITAL, INC.
     ARTICLE ONE. The name of the corporation is BAYMED, INC.
     ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on December 3, 1968:
          1. Article One of the Articles of Incorporation is hereby amended to read as follows:
               The name of the corporation is PASADENA BAYSHORE HOSPITAL, INC.
     ARTICLE THREE. The number of shares of the corporation outstanding at the time of such adoption was 9,200 and the number of shares entitled to vote thereon vas 9,200.
     ARTICLE FOUR. The holders of all shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment dated December 3, 1968.
     DATED: December 3, 1968.

BAYMED, INC.

By:	/s/ George G. Alexander George G. Alexander, President

By:	/s/ Paul L. Tausend

Paul L. Tausend, Secretary

THE STATE OF TEXAS	:

COUNTY OF HARRIS	:
     I,                     , a Notary Public, do hereby certify that on this ___day of                     , 19___, personally appeared before me George G. Alexander, who declared he is President of the Corporation executing the foregoing document, and Paul L. Tausend, who declared he is Secretary of the Corporation executing the foregoing document, and each being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

Notary Public in and for Harris
County, Texas

ARTICLES OF MERGER OF
SUNBELT REGIONAL MEDICAL CENTER, INC.
(a Texas corporation)
WITH AND INTO
PASADENA BAYSHORE HOSPITAL, INC.
(a Texas corporation)
     Pursuant to the provisions of Article 5.04 of the Texas Business Corporations Act, SUNBELT REGIONAL MEDICAL CENTER, INC., a Texas corporation (“Merging Entity”), and PASADENA BAYSHORE HOSPITAL, INC., a Texas corporation (“Surviving Entity”), adopt the following Articles of Merger for the purpose of merging Merging Entity with and into Surviving Entity.
     1. An Agreement and Plan of Merger (the “Plan of Merger”) providing for the merger of Merging Entity with and into Surviving Entity was approved and adopted in accordance with the provisions of Articles 5.01 and 5.02 of the Texas Business Corporations Act. The Plan of Merger is attached hereto as Exhibit A, and an executed copy is on file at the principle place of business of Surviving Entity located at 4000 Spencer Highway, Pasadena, Texas 77504.
     2. The Plan of Merger was duly authorized and approved by the Board of Directors of Merging Entity by unanimous written consent dated as of August 25, 2008, in accordance with the laws of the State of Texas and the articles of incorporation and bylaws of Merging Entity.
     3. The Plan of Merger was duly authorized and approved by the Board of Directors of Surviving Entity by unanimous written consent dated as of August 25, 2008, in accordance with the laws of the State of Texas and the articles of incorporation and bylaws of Surviving Entity.
     4. Surviving Entity will be responsible for the payment of all fees and franchise taxes of Merging Entity and will be obligated to timely pay such fees and taxes.
     5. The total number of outstanding shares of Merging Entity is $1,000.
     6. The total number of outstanding shares of Surviving Entity is 9,200.
     7. The Plan of Merger was duly adopted and approved by the sole shareholder of the Merging Entity by unanimous written consent dated as of August 25, 2008.
     8. The Plan of Merger was duly adopted and approved by the sole shareholder of the Surviving Entity by unanimous written consent dated as of August 25, 2008.
     9. No amendments to the articles of incorporation of the Surviving Entity are to be effected by the merger.

     10. A copy of the Plan of Merger will be furnished by Surviving Entity on written request and without cost to any shareholder of Merging Entity or Surviving Entity.
     11. The merger will become effective as of 12:01 a.m. C.D.S.T., August 29, 2008.
     IN WITNESS WHEREOF, each of Merging Entity and Surviving Entity has caused these Articles of Merger to be executed in multiple original counterparts by their duly authorized officers as of August 26, 2008.

MERGING ENTITY:	SUNBELT REGIONAL MEDICAL CENTER, INC.

	By:	/s/ John M. Franck II John M. Franck II
Vice President and Assistant Secretary

SURVIVING ENTITY:	PASADENA BAYSHORE HOSPITAL, INC.

	By:	/s/ R. Milton Johnson R. Milton Johnson
Vice President

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EXHIBIT A
AGREEMENT AND PLAN OF MERGER
(See Attached)

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AGREEMENT AND PLAN OF MERGER
OF
SUNBELT REGIONAL MEDICAL CENTER, INC.
WITH AND INTO
PASADENA BAYSHORE HOSPITAL, INC.
     This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of the 26th day of August, 2008, by and between SUNBELT REGIONAL MEDICAL CENTER, INC., a Texas corporation (“Sunbelt Regional” or the “Merging Corporation”), and PASADENA BAYSHORE HOSPITAL, INC., a Texas corporation (“Pasadena Bayshore” or the “Surviving Corporation”), said corporations being hereinafter sometimes collectively called the “Constituent Corporations.”
W I T N E S S E T H:
     WHEREAS, Sunbelt Regional is a corporation created under the Texas Business Corporations Act (the “Act”), of which Houston Healthcare Holdings, Inc., a Delaware corporation (“Houston Healthcare”), owns one hundred percent (100%) of the issued and outstanding capital stock;
     WHEREAS, Pasadena Bayshore is a corporation created under the Act, of which Houston Healthcare owns one hundred percent (100%) of the issued and outstanding capital stock; and
     WHEREAS, the Board of Directors of each of the Constituent Corporations and Houston Healthcare, acting in its capacity as the sole shareholder of each of the Constituent Corporations, have approved and authorized the proposed merger (the “Merger”) of the Merging Corporation, with and into the Surviving Corporation upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of describing the terms and conditions of the Merger, the mode of carrying it into effect, and such other details and provisions of the Merger as are deemed necessary or desirable, the parties hereto have agreed and covenanted, and do hereby agree and covenant, as follows:
     1. The Constituent Corporations desire that the Merger be effective as of 12:01 a.m., August 29, 2008 (the “Effective Time”). To this end, the Constituent Corporations shall cause Articles of Merger setting forth the Effective Time to be filed in the Office of the Secretary of State of the State of Texas in accordance with the Act.
     2. When the Merger contemplated by this Agreement shall become effective under the Act, the separate existence of the Merging Corporation shall cease, and the Merging Corporation shall be merged with and into the Surviving Corporation. The Surviving Corporation, as the corporation surviving the Merger, shall continue its corporate existence under the laws of the State of Texas.

     3. As of the Effective Time:
          (a) The separate existence of the Merging Corporation shall cease and the Merging Corporation shall be merged with and into the Surviving Corporation, with the effect as provided in the Act. As of the Effective Time and for purposes of the Act, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, franchises, liabilities and obligations of the Merging Corporation.
          (b) All shares of the capital stock of Houston Healthcare in the Merging Corporation shall be cancelled and Houston Healthcare shall remain as the sole shareholder of the Surviving Corporation.
          (c) The Articles of Incorporation of Pasadena Bayshore shall be and remain the Articles of Incorporation of the Surviving Corporation (the “Articles of Incorporation”) until the same shall thereafter be altered, amended or repealed in accordance with applicable law and the Articles of Incorporation.
          (d) The Bylaws of Pasadena Bayshore shall be and remain the Bylaws of the Surviving Corporation (the “Bylaws”) until the same shall thereafter be altered, amended or repealed in accordance with applicable law, the Articles of Incorporation and the Bylaws.
          (e) The directors of the Surviving Corporation (who shall hold office subject to the provisions of the Bylaws from the Effective Time until their successors are elected and qualified in accordance with the Bylaws) shall be the same individuals who are the directors of Pasadena Bayshore immediately prior to the Effective Time.
          (f) The officers of the Surviving Corporation (who shall hold their respective offices subject to the provisions of the Bylaws from the Effective Time until their successors are elected and qualified in accordance with the Bylaws) shall be the officers of Pasadena Bayshore in office immediately prior to the Effective Time, each such officer to hold the office of the Surviving Corporation corresponding to that office of Pasadena Bayshore so held immediately prior to the Effective Time.
          (g) The assets, liabilities, reserves and accounts of the Merging Corporation as of the Effective Time shall be taken up on the books of the Surviving Corporation at the amounts at which they are then carried on the books of the Merging Corporation, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Merger.
          (h) All corporate acts, plans, policies, approvals and authorizations of the Merging Corporation, its Board of Directors, committees elected or appointed by its Board of Directors, officers and agents, which were valid and effective immediately prior to the Effective Time shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the Surviving Corporation.
     4. The Merging Corporation hereby agrees that at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered in its name by its last acting officers

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or by the corresponding officers of the Surviving Corporation, all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other action, as the Surviving Corporation, its successors or assigns, may deem necessary or desirable in order to evidence the transfer, vesting or devolution to the Surviving Corporation of any property, right, privilege or franchise pursuant to applicable law, or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, franchises and interests, as a result of the Merger pursuant to applicable law, and otherwise to carry out the intent and purpose hereof.
     5. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time prior to the Effective Time by appropriate resolution by the Board of Directors of any of the Constituent Corporations .for any reason deemed appropriate by said Board of Directors.
     6. This Agreement may be executed in multiple counterparts, each and all of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
     7. This Agreement shall be governed by and constructed in accordance with the laws of the State of Texas without regard to such state’s conflicts of laws rules.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

SUNBELT REGIONAL:	SUNBELT REGIONAL MEDICAL CENTER, INC.

	By:	/s/ John M. Franck II John M. Franck II
Vice President and Assistant Secretary

PASADENA BAYSHORE:	PASADENA BAYSHORE HOSPITAL, INC.

	By:	/s/ R. Milton Johnson R. Milton Johnson
Vice President

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